Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hycroft Mining Holding Corporation, of our report dated March 14, 2024, relating to the consolidated financial statements of Hycroft Mining Holding Corporation (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP
Dallas, Texas
June 13, 2024